UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2010

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

IOWA	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip Code)

(402) 884-8700

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2010, Green Plains Renewable Energy, Inc. (the “Company”) entered into an Underwriting Agreement with Jefferies & Company, Inc. and Piper Jaffray & Co., as representatives of the several underwriters named therein (the “Underwriters”) relating to the issuance and sale of up to 6,325,000 shares of the Company’s common stock, par value $0.001 per share, including 825,000 shares of common stock issuable to the Underwriters pursuant to an over-allotment option. The price to the public in the offering was $13.50 per share. The Company’s total net proceeds from the offering, after deducting the underwriting discount and commission and other estimated offering expenses, will be approximately $68.8 million, excluding the over-allotment option. The offering is expected to close on or about March 10, 2010, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary conditions to closing, indemnification rights, other obligations of the parties and termination provisions.

The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-163203) originally filed with the Securities and Exchange Commission on November 19, 2009 and declared effective on January 14, 2010, and a prospectus supplement thereto.

The foregoing summary of the terms of the Underwriting Agreement are only a brief description of certain terms therein, do not purport to be a complete description of the rights and obligations of the parties thereunder, and are qualified in their entirety by such document, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 5, 2010, the Company issued a press release announcing the pricing of the offering. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

1.1	Underwriting Agreement dated March 4, 2010

5.1	Opinion of Husch Blackwell Sanders LLP

23.1	Consent of Husch Blackwell Sanders LLP (included in Exhibit 5.1)

99.1	Press Release dated March 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Renewable Energy, Inc.

Date: March 5, 2010
	By:	/s/ Todd A. Becker
Todd A. Becker
President and Chief Executive Officer

Exhibit Index

Number	Description

1.1	Underwriting Agreement dated March 4, 2010

5.1	Opinion of Husch Blackwell Sanders LLP

23.1	Consent of Husch Blackwell Sanders LLP (included in Exhibit 5.1)

99.1	Press Release dated March 5, 2010